EX-99.11
Jackson National Life Insurance Company of New York
JNLNY Separate Account IV
Power of Attorney






                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors and/or officers of JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the sale of Individual Deferred Fixed and Variable Annuity Contracts in connection with the JNLNY Separate Account IV and other separate accounts of Jackson National Life Insurance
Company of New York, hereby constitute and appoint Thomas J. Meyer, Andrew B. Hopping and Joseph D. Emanuel, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements and any and all amendments thereto, with power where appropriate to affix the corporate seal of said corporation thereto and to attest with seal and to file the same, with all exhibits thereto and other granting unto said attorneys, each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.


/s/ Andrew B. Hopping________
Andrew B. Hopping                                      Date: August 8, 2001
Executive Vice President, Chief Financial Officer
and Director

/s/ Jay A. Elliott___________
Jay A. Elliott                                         Date: August 8, 2001
Senior Vice President and Director


/s/ Robert M. Tucker_________
Robert M. Tucker                                       Date: August 8, 2001
Director

/s/ Thomas J. Meyer__________
Thomas J. Meyer                                        Date: August 8, 2001
Senior Vice President, General
Counsel and Director


/s/ Donald B. Henderson, Jr._
Donald B. Henderson, Jr.                               Date: August 8, 2001
Director

/s/ Henry J. Jacoby___________
Henry J. Jacoby                                        Date: August 8, 2001
Director

/s/ David L. Porteous_________
David L. Porteous                                      Date: August 8, 2001
Director

/s/ James G. Golembiewski_____
James G. Golembiewski                                  Date: August 8, 2001
Director

___________________________________
Donald T. DeCarlo                                             Date____________
Director